Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Ben W. Perks	Andrew J. Bosman
Executive Vice President and Chief Financial Officer	Executive Director of Marketing and Communications
312.573.5630	312.573.5631

NAVIGANT CONSULTING ANNOUNCES FINAL RESULTS OF ITS MODIFIED “DUTCH AUCTION” TENDER OFFER

CHICAGO, June 13, 2007 – Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions to legal counsel, government agencies and companies experiencing regulatory or structural challenges, today announced the final results of its modified “Dutch Auction” tender offer, which expired at 5:00 p.m. Eastern Time, on June 7, 2007.

The Company has accepted for purchase 10,623,624 shares of its common stock at a purchase price of $20.50 per share, for a cost of $217.78 million. The number of shares the Company accepted for purchase in the tender offer represents approximately 18% percent of its currently outstanding shares of common stock.

Shareholders who deposited shares of common stock in the tender offer at or below the purchase price will have all of their tendered shares purchased, subject to certain limited exceptions.

The depositary for the tender offer will promptly issue payment of the shares validly tendered and accepted for purchase under the tender offer.

The dealer managers for the tender offer are Banc of America Securities LLC and Credit Suisse Securities (USA) LLC; the information agent is D.F. King & Co., Inc.; and the depositary is LaSalle Bank, N.A. All inquiries about the tender offer should be directed to the information agent at (888) 542-7446 (US and Canada) or (212) 269-5550 (collect—International).

About Navigant Consulting

Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the effects of our increased leverage subsequent to the tender offer; risks inherent in international operations; pace, timing and integration of acquisitions; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; dependence on the expansion of and the increase in the Company’s service offerings and staff; conflicts of interest; potential loss of clients; risks inherent with litigation; significant client assignments; professional liability; potential legislative and regulatory changes; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and also undertakes no obligation to update any of its forward-looking statements after the date of this press release.

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